                                    FORM 8-K


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2002

                           BIG SKY TRANSPORTATION CO.
                           --------------------------
              (Exact name of small business issuer in its charter)

Montana                                            1-7991                           81-0387503
-------                                            ------                           ----------
(State or other jurisdiction of                  (Commission             (IRS Employer Identification No.)
Incorporation or organization)                  file number)


1601 Aviation Place, Billings,                      59105                         (406) 247-3910
-------------------------------                     -----                          -------------
Montana
-------
(Address of principal executive                  (Zip Code)                  Issuer's telephone number
offices)


Item 1.           Not Applicable

Item 2.           Not Applicable

Item 3.           Not Applicable

Item 4.           Not Applicable

Item 5.           Other Events

The Registrant, Big Sky Transportation Co. (PSE: BSA.P), announces that on September 26, 2002 it entered into an Agreement and Plan of Merger with Mesaba Holdings Inc., (NASDAQ: MAIR), a Minnesota corporation and Ranger Acquisition Corp., a Montana corporation, which include provisions for a tender offer for acquisition of all Registrant's outstanding shares of 1996 Series Common Stock for $2.60 per share. The Agreement and Plan of Merger, including the tender offer, are subject to certain contingencies and tender offer will not commence until the terms and conditions of the contingency have been satisfied. The Agreement and Plan of Merger entered into is filed herewith as Exhibit A. The Agreement and Plan of Merger is summarized and discussed in the Press Release filed herewith as Exhibit B. Exhibit A and Exhibit B are incorporated herein by reference.

Inquires concerning the Agreement and Plan of Merger and tender offer should be directed to Mr. Kim B. Champney, President and CEO of the Registrant at 406-247-3910.

Item 6.           Not Applicable

Item 7.           Not Applicable

Item 8.           Not Applicable


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BIG SKY TRANSPORTATION CO.
                                          dba BIG SKY AIRLINES

                                          By:  /s/ Kim B. Champney
                                                   Kim B. Champney
                                                   President and CEO

                                          Dated:   September 27, 2002